United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2010

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2010, Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (either the “Company,” “we” or “our”) issued a press release announcing that Executive Vice President, David B. Lopez, has been promoted to Chief Operating Officer and will be a Corporate Officer of the Company.

Mr. Lopez, 36 years old, has been an Executive Vice President since November 16, 2008.  Mr. Lopez joined us as a Marketing Research Analyst in February 1998.  He was promoted to the following positions over the next eight years: Product Specialist in 1999, Product Manager from 1999 to 2002, Executive Director, Product Management from 2002 to 2003, Vice President Product Management from 2003 to 2006, President - Utility Division from 2006 to 2007, and President - Shuffle Master Americas Division from 2007 to 2008.

With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships among and between Mr. Lopez and any director or executive officer of the Company. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Lopez and the Company that would be required to be reported.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: June 21, 2010

/s/ PHILLIP C. PECKMAN
Phillip C. Peckman
Chief Executive Officer